Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Long-Term Incentive Plan of BlueLinx Holdings Inc. of our report dated February 19, 2015, except for Note 16, as to which the date is March 28, 2016, with respect to the consolidated financial statements of BlueLinx Holdings Inc. included in its Annual Report (Form 10-K), for the fiscal year ended January 3, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
June 3, 2016